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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Annual Report on 10-KSB of our Report dated January 24, 2001 relating to the financial statements of GeneLink, Inc.

         /s/ Siegal & Drossner
         Philadelphia, PA

         March 23, 2001


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